EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                       FOR THE NORTHERN DISTRICT OF TEXAS

                               FORT WORTH DIVISION


IN RE:                                 ss.  Chapter 11
                                       ss.
KITTY HAWK, INC.,                      ss.  CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,             ss.  CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,             ss.  CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,        ss.  CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                ss.  CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                     ss.  CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,              ss.  CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                ss.  CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                 ss.  CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                      ss.
FLIGHT ONE LOGISTICS, INC.             ss.  CASE NO. 400-42069-BJH-11
                                       ss.
         Debtors.                      ss.  Jointly Administered under
                                       ss.  Case No. 400-42141





                  ---------------------------------------------

                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                             DATED NOVEMBER 22, 2000
                  ---------------------------------------------

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                                TABLE OF CONTENTS

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                                                                                         PAGE


ARTICLE 1
     DEFINITIONS...........................................................................2
     RULES OF INTERPRETATION...............................................................2

ARTICLE 2
     DESIGNATION OF
     CLAIMS AND INTERESTS.................................................................13
     2.1      Summary.....................................................................13

ARTICLE 3
     TREATMENT OF UNCLASSIFIED CLAIMS.....................................................14
     3.1      Administrative Claims.......................................................14
              (a)      General............................................................14
              (b)      Payment of Statutory Fees..........................................15
              (c)      Bar Date for Administrative Claims.................................15
                       (i)      General Provisions........................................15
                       (ii)     Professionals.............................................15
                       (iii)    Ordinary Course Liabilities...............................15
                       (iv)     Contractual Employee Claims...............................15
                       (v)      Tax Claims................................................15
     3.2      Treatment of Pre-Petition Priority and Secured Tax Claims...................16

ARTICLE 4
     CLASSIFICATION AND TREATMENT OF
     CLASSIFIED CLAIMS AND INTERESTS......................................................16
     4.1      Class 1 - Bank Claims.......................................................16
     4.2      Class 2 - Noteholders' Secured Claims.......................................17
     4.3      Class 3 - Secured Claims Other Than Bank Claims and Claims of the
              Noteholders.................................................................18
     4.4      Class 4 - Priority Claims...................................................19
     4.5      Class 5 - Convenience Claims................................................19
     4.6      Class 6 - Unsecured Noteholder Claims ......................................19
     4.7      Class 7 - Other Unsecured Claims............................................20
     4.8      Class 8 - Old Common Stock..................................................24
     4.9      Class 9 - Securities Claims.................................................24

ARTICLE 5
     ACCEPTANCE OR REJECTION OF THE PLAN..................................................24
     5.1      Voting Classes..............................................................24
     5.2      Presumed Rejection of Plan..................................................24
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ARTICLE 6
     MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN....................................24
     6.1      Distribution Procedures.....................................................24
     6.2      Distribution of New Common Stock............................................24
     6.3      Distributions by Indenture Trustee..........................................25
     6.4      Surrender and Cancellation of Old Securities................................26
     6.5      Disputed Claims.............................................................26
     6.6      Manner of Payment Under the Plan............................................26
     6.7      Delivery of Distributions and Undeliverable or Unclaimed Distributions......26
              (a)      Delivery of Distributions in General...............................26
              (b)      Undeliverable Distributions........................................27
                       (i)      Holding and Investment of Undeliverable Property..........27
                       (ii)     Distribution of Undeliverable Property After it Becomes
                                Deliverable and Failure to Claim Undeliverable Property...27
     6.8      De Minimis Distributions....................................................27
     6.9      Failure to Negotiate Checks.................................................27
     6.10     Compliance with Tax Requirements............................................27
     6.11     Setoffs.....................................................................28
     6.12     Fractional Interests........................................................28

ARTICLE 7
     TREATMENT OF EXECUTORY CONTRACTS.....................................................28
     7.1      Rejection of All Executory Contracts and Leases Not Assumed.................28
     7.2      Cure Payments...............................................................28
     7.3      Bar Date for Filing of Rejection Claims.....................................29

ARTICLE 8
     MEANS FOR EXECUTION AND IMPLEMENTATION...............................................29
     8.1      Exit Financing..............................................................29
     8.2      Private Placement...........................................................29
     8.3      Merger of Corporate Entities................................................29
     8.4      Board of Directors of the Reorganized Debtor................................30
     8.5      Cancellation of Old Securities..............................................30
     8.6      Authorization and Issuance of New Common Stock..............................30
     8.7      Registration Exemption for Debtor's New Common Stock Distributed to
              Creditors...................................................................30
     8.8      Charter and By-Laws.........................................................30
     8.9      Corporate Action............................................................30
     8.10     Release of Fraudulent Conveyance Claims.....................................31
     8.11     Other Releases by Debtors...................................................31
     8.13     Preservation of Rights of Action............................................32
     8.14     Objections to Claims........................................................32
     8.15     Retiree Benefits............................................................32
     8.16     Exemption from Stamp and Similar Taxes......................................32
     8.17     Creditors' Committee........................................................32
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                                       ii
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ARTICLE 9
     CONDITIONS TO EFFECTIVENESS OF THE PLAN..............................................33
     9.1      Conditions to Effectiveness.................................................33
     9.2      Waiver of Conditions........................................................33
     9.3      No Requirement of Final Order...............................................33

ARTICLE 10
     EFFECTS OF PLAN CONFIRMATION.........................................................33
     10.1     Binding Effect..............................................................33
     10.2     Moratorium, Injunction and Limitation of Recourse For Payment...............33
     10.3     Exculpation and Limitation of Liability.....................................34
     10.4     Revesting...................................................................34
     10.5     Other Documents and Actions.................................................34
     10.6     Post-Consummation Effect of Evidences of Claims or Interests................34
     10.7     Term of Injunctions or Stays................................................35

ARTICLE 11
     CONFIRMABILITY OF PLAN AND CRAMDOWN..................................................35

ARTICLE 12
     RETENTION OF JURISDICTION............................................................35

ARTICLE 13
     MISCELLANEOUS PROVISIONS.............................................................37
     13.1     Fractional Dollars..........................................................37
     13.2     Modification of Plan........................................................37
     13.3     Withdrawal of Plan..........................................................37
     13.4     Governing Law...............................................................37
     13.5     Time........................................................................37
     13.6     Payment Dates...............................................................37
     13.7     Headings....................................................................37
     13.8     Successors and Assigns......................................................38
     13.9     Severability of Plan Provisions.............................................38
     13.10    No Admissions...............................................................38
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                                       iii
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                      IN THE UNITED STATES BANKRUPTCY COURT

                       FOR THE NORTHERN DISTRICT OF TEXAS

                               FORT WORTH DIVISION


IN RE:                                 ss.  Chapter 11
                                       ss.
KITTY HAWK, INC.,                      ss.  CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,             ss.  CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,             ss.  CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,        ss.  CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                ss.  CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                     ss.  CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,              ss.  CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                ss.  CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                 ss.  CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                      ss.
FLIGHT ONE LOGISTICS, INC.             ss.  CASE NO. 400-42069-BJH-11
                                       ss.
         Debtors.                      ss.  Jointly Administered under
                                       ss.  Case No. 400-42141


                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                             DATED NOVEMBER 22, 2000


      Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc., Kitty Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc. (collectively the "Debtors") as debtors and debtors-in-possession, propose this Plan of Reorganization pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement (the "Disclosure Statement") and the Supplemental Disclosure for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

      All holders of Claims and Interests are encouraged to read the Plan, the Disclosure Statement and the Supplemental Disclosure in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein and the Supplemental Disclosure, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.


DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 1

                                    ARTICLE 1

                                   DEFINITIONS

      RULES OF INTERPRETATION. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

      1.1 "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation:
(a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtor (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930. Administrative Claim includes any Claim of an employee or officer of the Debtors arising out of a Court-approved contract.

      1.2 "AFFILIATE" means (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

      1.3 "AIRCARGO" means Kitty Hawk Aircargo, Inc., one of the Debtors.

      1.4 "AIRCRAFT LEASING" means Aircraft Leasing, Inc., one of the Debtors.

      1.5 "ALLOWED" means, with respect to any Claim, proof of which has been timely, properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules as

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 2
liquidated in amount and not disputed or contingent, and, in either case, a Claim which is not a Disputed Claim.

      1.6 "ALLOWED CLAIM" means that portion of a Claim which is not a Disputed Claim.

      1.7 "ALLOWANCE DATE" means the date that a Claim becomes an Allowed Claim.

      1.8 "ALLOWED SECURED CLAIM" means an Allowed Claim, or that portion thereof, of any creditor of the Debtors who holds a lien or security interest, as those terms are defined in Section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with Section 506 of the Code with respect to properties owned by the Debtors. Such Allowed Secured Claim is secured only to the extent of the value of the Debtors' property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estate.

      1.9 "ALLOWED UNSECURED CLAIM" means an Allowed Claim, or that portion thereof, which is not entitled to priority or to secured status under the Code, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

      1.10 "AMENDED BY-LAWS" means the by-laws of Kitty Hawk, in effect as of the Petition Date, as amended, substantially in the form included in the Plan Supplement.

      1.11 "AMENDED CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Kitty Hawk Aircargo, as surviving entity after the mergers contemplated by Section 8.4 of the Plan, effective as of the Effective Date, substantially in the form included in the Plan Supplement.

      1.12 "AMERICAN INTERNATIONAL TRAVEL" means American International Travel, Inc., one of the Debtors.

      1.13 "BALLOTS" means the written Ballots for acceptance or rejection of the Plan.

      1.14 "BALLOT RECORD DATE" means September 19, 2000.

      1.15 "BALLOT RETURN DATE" means 5:00 p.m. Dallas, Texas Time on _______________, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

      1.16 "BANK CLAIMS" mean the Claims of the Bank Group arising out of the
(1) Second Amended and Restated Credit Agreement (as may have been amended, modified, supplemented, extended, renewed or restated from time to time) dated as of November 19, 1997; (2) Revolving Credit Note from Kitty Hawk, Inc. and its subsidiaries payable to the order of Wells Fargo Bank, N.A. in the original principal amount of $100 million; (3) Term Loan Note from Kitty Hawk and its subsidiaries to Wells Fargo, in the original principal sum of $45.9 million; and
(4) any security agreement, deposit or other agreement evidencing a security interest, right of setoff or obligation

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 3
owing to a member of the Bank Group and the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection and any subsequent financing orders; (the items in categories (1) through (4) are collectively, the "Financing Documents"). The Bank Claims are Allowed Claims.

      1.17 "BANK GROUP" means Wells Fargo Bank (Texas), N.A., Bank One, Texas, N.A., Comerica Bank, Heller Financial, Inc. and Union Bank of California, N.A. or their assignees.

      1.18 "BANKRUPTCY CODE" OR "CODE" means Title 11 of the United States Code as now in effect or hereafter amended.

      1.19 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of Texas, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

      1.20 "BANKRUPTCY RULES" means, collectively (a) the Federal Rules of Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

      1.21 "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

      1.22 "CARGO" means Kitty Hawk Cargo, Inc., one of the Debtors.

      1.23 "CASH" means cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from Reorganized Kitty Hawk.

      1.24 "CHARTERS" means Kitty Hawk Charters, Inc., one of the Debtors.

      1.25 "CLAIM" means any right to payment from the Debtors arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

      1.26 "CLASS" means one of the classes of Claims or Interests defined in
Article III hereof.

      1.27 "CLASS 6 STOCK DISTRIBUTION" means the 40,000,000 shares of New Common Stock that will be distributed to holders of Allowed Class 6 Claims.

      1.28 "CLASS 7 CONTINGENT CASH DISTRIBUTION" means (i) the $1,500,000 payment that the Reorganized Debtor will make to Class 7 on December 31, 2003 if, and only if, Allowed Class 7

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 4

Claims exceed $85,000,000 and (ii) the $1,500,000 payment that the Reorganized Debtor will make to Class 7 on December 31, 2004 if, and only if, Allowed Class 7 Claims exceed $90,000,000.

      1.29 "CLASS 7 STOCK DISTRIBUTION" means the 10,000,000 shares of New Common Stock that will be distributed to holders of Allowed Class 7 Claims.

      1.30 "CLASS 6 STOCK RESERVE ACCOUNT" means a reserve established to hold the New Common Stock held from distribution on account of Disputed or undetermined Class 6 Unsecured Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Class 6 Unsecured Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

      1.31 "CLASS 7A CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7A based on the percentage that the Allowed Other Unsecured Claims in Class 7A bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.32 "CLASS 7B CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7B based on the percentage that the Allowed Other Unsecured Claims in Class 7B bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.33 "CLASS 7C CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7C based on the percentage that the Allowed Other Unsecured Claims in Class 7C bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.34 "CLASS 7D CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7D based on the percentage that the Allowed Other Unsecured Claims in Class 7D bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.35 "CLASS 7E CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7E based on the percentage that the Allowed Other Unsecured Claims in Class 7E bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.36 "CLASS 7F CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7F based on the percentage that the Allowed Other Unsecured Claims in Class 7F bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.37 "CLASS 7G CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7G

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 5
based on the percentage that the Allowed Other Unsecured Claims in Class 7G bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.38 "CLASS 7H CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7H based on the percentage that the Allowed Other Unsecured Claims in Class 7H bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.39 "CLASS 7I CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7I based on the percentage that the Allowed Other Unsecured Claims in Class 7I bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.40 "CLASS 7J CONTINGENT CASH DISTRIBUTION" means the Pro Rata share of the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7J based on the percentage that the Allowed Other Unsecured Claims in Class 7J bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.41 "CLASS 6 STOCK RESERVE SURPLUS ACCOUNT" means the New Common Stock deposited or held in the Class 6 Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

      1.42 "CLASS 7 STOCK RESERVE ACCOUNT" means a reserve established to hold the New Common Stock held from distribution on account of Disputed or undetermined Class 7 Unsecured Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Class 7 Unsecured Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

      1.43 "CLASS 7A STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7A based on the percentage that the Allowed Other Unsecured Claims in Class 7A bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.44 "CLASS 7B STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7B based on the percentage that the Allowed Other Unsecured Claims in Class 7B bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.45 "CLASS 7C STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7C based on the percentage that the Allowed Other Unsecured Claims in Class 7C bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 6

      1.46 "CLASS 7D STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7D based on the percentage that the Allowed Other Unsecured Claims in Class 7D bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.47 "CLASS 7E STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7E based on the percentage that the Allowed Other Unsecured Claims in Class 7E bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.48 "CLASS 7F STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7F based on the percentage that the Allowed Other Unsecured Claims in Class 7F bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.49 "CLASS 7G STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7G based on the percentage that the Allowed Other Unsecured Claims in Class 7G bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.50 "CLASS 7H STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7H based on the percentage that the Allowed Other Unsecured Claims in Class 7H bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.51 "CLASS 7I STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7I based on the percentage that the Allowed Other Unsecured Claims in Class 7I bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.52 "CLASS 7J STOCK DISTRIBUTION" means the Pro Rata share of the Class 7 Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7J based on the percentage that the Allowed Other Unsecured Claims in Class 7J bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

      1.53 "CLASS 7 STOCK RESERVE SURPLUS ACCOUNT" means the New Common Stock deposited or held in the Class 7 Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

      1.54 "COMPANY" means Kitty Hawk, Inc., a Delaware Corporation and its subsidiaries.

      1.55 "CONFIRMATION" means the entry of a Confirmation Order confirming this Plan at or after a hearing pursuant to Section 1129 of the Bankruptcy Code.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 7

      1.56 "CONFIRMATION DATE" means the date the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

      1.57 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to Section 1129 of the Bankruptcy Code.

      1.58 "CONVENIENCE CLAIM" means any Allowed Unsecured Claim in Class 5 other than an Intercompany Claim, in an amount (a) equal to or less than $500, or (b) greater than $500, but which is reduced to $500 by written election of the holder of such Claim made on a validly executed and timely delivered Ballot. All Allowed Unsecured Claims (other than Intercompany Claims) of a single holder will be aggregated and treated as a single Allowed Unsecured Claim for purposes of determining such holder's entitlement to Convenience Claim treatment by each such Debtor. Holders are determined as of the Petition Date and the post-petition assignment of Allowed Unsecured Claims does not consolidate Claims owed to separate claimholders on the Petition Date.

      1.59 "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

      1.60 "DEBTORS" means Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc., Kitty Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc., when acting in their capacity as representatives of their respective bankruptcy estates.

      1.61 "DISCLOSURE STATEMENT" means the Disclosure Statement Filed by the Debtors as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, as it may have been amended or supplemented from time to time.

      1.62 "DISPUTED CLAIM" means a Claim as to which a proof of claim has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of this Plan a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; or (ii) no corresponding Claim has been Scheduled by the Debtor in its Schedules of Assets and Liabilities.

      1.63 "DISTRIBUTION DATE" means the date the Reorganized Debtors commence distributions under the Plan.

      1.64 "DISTRIBUTIONS" means the properties or interests in property to be paid or distributed hereunder to the holders of Allowed Claims.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 8

      1.65 "DOCKET" means the docket in the Reorganization Case maintained by the Clerk.

      1.66 "EFFECTIVE CONFIRMATION ORDER" means the Confirmation Order rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which
(i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a ("Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

      1.67 "EFFECTIVE DATE" means the date on which all of the conditions required in Section 9.1 have occurred, except as expressly waived as provided in
Section 9.2 of this Plan.

      1.68 "EMPLOYEE CLAIM" means a Claim based on salaries, wages, sales commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

      1.69 "ENGINES" means the RB-211 and JT9D engines identified on Exhibit A.

      1.70 "ESTATES" means the estates created in these reorganization cases under Section 541 of the Bankruptcy Code.

      1.71 "EXECUTORY CONTRACT" means any unexpired lease and/or executory contract as set forth in Section 365 of the Code.

      1.72 "FILE" or "FILED" means filed with the Bankruptcy Court in the Reorganization Case.

      1.73 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

      1.74 "FLIGHT ONE LOGISTICS" means Flight One Logistics, Inc., one of the debtors.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                   Page 9

      1.75 "IMPAIRED" means that class of Claims or Interests that is impaired within the meaning of 11 U.S.C.ss.1124.

      1.76 "INDENTURE TRUSTEE" means HSBC or its successor, as Indenture Trustee for the Senior Notes.

      1.77 "INTEREST" means the rights of the owners and/or holders of outstanding share or shares of the Company's Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

      1.78 "INTERNATIONAL" means Kitty Hawk International, Inc., one of the Debtors.

      1.79 "KITTY HAWK" means Kitty Hawk, Inc., one of the Debtors.

      1.80 "LONGHORN SOLUTIONS" means Longhorn Solutions, Inc., one of the Debtors.

      1.81 "NET PROCEEDS" means with respect to the sale of pledged property, the proceeds of such sale minus all costs of sale, including, but not limited to, the cost of securing, maintaining and insuring such property pending the sale, all costs incurred in preparing the property for sale, and all commissions and other fees paid in connection with such sale.

      1.82 "NEW COMMON STOCK" means the issued and outstanding stock of Reorganized Kitty Hawk.

      1.83 "NOTEHOLDERS" means the holders of Senior Notes.

      1.84 "NOTEHOLDERS' FEES" means $1 million of the professional fees and expenses incurred by the Indenture Trustee and the Unofficial Noteholders' Committee in connection with the Reorganization Case.

      1.85 "NOTEHOLDERS' 727 COLLATERAL" means the 727 airframes, engines and related equipment pledged to the Noteholders.

      1.86 "NOTEHOLDERS' WIDE BODY COLLATERAL" means the wide body airframes, engines and related equipment pledged to the Noteholders.

      1.87 "OK TURBINES" means OK Turbines, Inc., one of the Debtors.

      1.88 "OLD COMMON STOCK" means the Common Stock of the Company and any right to receive Old Common Stock pursuant to any warrant, option or other agreement.

      1.89 "OLD SECURITIES" means the Senior Notes and the Old Common Stock.

      1.90 "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 10

      1.91 "OTHER UNSECURED CLAIMS" means Unsecured Claims that are not Class 5 Convenience Claims or Class 6 Claims (Noteholder Claims).

      1.92 "PERSON" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

      1.93 "PETITION DATE" means May 1, 2000, the date on which each of the Debtors, other than Flight One Logistics, filed their voluntary Chapter 11 petitions.

      1.94 "PLAN" means this Joint Plan of Reorganization in its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

      1.95 "PLAN SUPPLEMENT" means the documents including the forms of the Amended By- Laws, Amended Certificate of Incorporation, as well as a list of the executory contracts and unexpired leases to be assumed pursuant to the Plan, which shall be contained in a separate Plan Supplement which shall be filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the Confirmation Hearing shall first commence or such shorter period as ordered by the Court. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement is incorporated into and is a part of the Plan as if fully set forth herein.

      1.96 "PRE-PETITION PRIORITY TAX CLAIM" means an Unsecured Allowed Claim of a governmental entity as provided by Section 507(a)(8) of the Code. or

      1.97 "PRE-PETITION SECURED TAX CLAIM" means an Allowed Secured Claim of a governmental entity whose claim would be a Priority Claim under Section 507(a)(8) if it was not a Secured Claim.

      1.98 "PRIORITY CLAIM" means any Claim against any of the Debtors entitled to priority under 11 U.S.C. ss.ss. 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Pre-Petition Priority Tax Claim.

      1.99 "PRIVATE PLACEMENT" means the private placement of up to five (5) million shares of New Common Stock at a price of not less than $3.00 per share with a Person who is not a holder of Old Common Stock.

      1.100 "PRIVATE PLACEMENT PROCEEDS" means the cash proceeds of the Private Placement net of any expenses incurred by the Debtors in connection with making the Private Placement.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 11

      1.101 "PRO RATA" means proportionately, based on the percentage of the distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

      1.102 "QUARTERLY SURPLUS DISTRIBUTION DATE" means the last day, of if the last day is not a Business Day, the first Business Day after the end, of the months of March, June, September and December. The first Quarterly Surplus Distribution Date shall be March 31, 2001.

      1.103 "REJECTION CLAIM" means a Claim resulting from the rejection of a lease or executory contract by a Debtor.

      1.104 "RELEASED OFFICERS AND DIRECTORS" means:

      OFFICERS:
      Tilmon J. Reeves         Chief Executive Officer
      Drew Keith               Vice President and Acting Chief Financial Officer
      James R. Craig           Vice President and General Counsel
      Ted J. Coonfield         Vice President
      John Turnipseed          Vice President - Human Resources
      Michael Clark            Vice President - Security

      DIRECTORS:
      M. Tom Christopher       Lewis S. White
      Tilmon J. Reeves         Steve Wood
      Ted Coonfield            Bruce Martin
      Philip J. Sauder         Tom Kincaid
      Thomas J. Smith

      1.105 "REORGANIZATION CASE" means, collectively, the Debtors' cases under Chapter 11 of the Bankruptcy Code.

      1.106 "REORGANIZED KITTY HAWK" or "REORGANIZED DEBTOR" means Kitty Hawk, Inc., Aircargo, Charters, KHI, Cargo, OK Turbines, Longhorn Solutions, Aircraft Leasing, American International Travel, and Flight One Logistics after being merged into Aircargo on the Effective Date.

      1.107 "SCHEDULES" means the Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts which have been filed by the Debtors with the Bankruptcy Court as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of Debtor.

      1.108 "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 12

      1.109 "SECURITIES CLAIMS" means (i) any Claim arising from rescission of a purchase or sale of Old Common Stock or for damages arising from the purchase or sale of Old Common Stock, or (ii) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

      1.110 "SECURITY AGREEMENT" means the documentation under which a lien against property is reflected.

      1.111 "SENIOR NOTES" means the 9.95% Senior Secured Notes due 2004 issued by Kitty Hawk, Inc.

      1.112 "SENIOR NOTE GUARANTEES" means the guarantees of the Senior Notes by each of the Debtors.

      1.113 "TAX CLAIM" means an Unsecured Allowed Claim of a governmental entity as provided by Section 507(a)(8) of the Code.

      1.114 "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Tax Claim or Secured Claim.


                                    ARTICLE 2

                                 DESIGNATION OF
                              CLAIMS AND INTERESTS

THIS PLAN CONSOLIDATES THE CLAIMS AGAINST THE DEBTORS FOR PURPOSES OF DISTRIBUTIONS AS PART OF A SETTLEMENT WITH THE NOTEHOLDERS DESCRIBED IN SECTION IV,D, 2 (B) OF THE DISCLOSURE STATEMENT. THE DEBTORS BELIEVE THAT THE SETTLEMENT PROVIDES GREATER DISTRIBUTIONS OF VALUE TO UNSECURED CREDITORS (OTHER THAN THE NOTEHOLDERS) THAN THEY WOULD RECEIVE IF DISTRIBUTIONS WERE MADE ON AN ENTITY BY ENTITY BASIS.

      2.1 SUMMARY. The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. The Plan consolidates distributions to creditors of each of

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 13
the Debtors as part of a settlement. Classes are considered separately among the Debtors for voting purposes and jointly among the Debtors for distribution purposes. The treatment provided for each Class shall be the same for each of the Debtors as if Claims against each Debtor had been separately classified.

     CLASS                                                       STATUS

A.   SECURED CLAIMS

     Class 1: Bank Claims                               Impaired - entitled to vote

     Class 2: Noteholders' Secured Claims               Impaired - entitled to vote

     Class 3: Secured Claims Other Than Bank            Impaired - entitled to vote
              Claims and Claims of the Noteholders

B.   UNSECURED CLAIMS

     Class 4: Priority Claims                           Impaired - entitled to vote

     Class 5: Convenience Claims                        Impaired - entitled to vote

     Class 6: Unsecured Noteholder Claims               Impaired - entitled to vote

     Class 7: Other Unsecured Claims                    Impaired - entitled to vote


C.   INTERESTS

     Class 8: Old Common Stock                          Impaired - deemed to have rejected

     Class 9: Securities Claims                         Impaired - deemed to have rejected

                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

      3.1 ADMINISTRATIVE CLAIMS.

          (a) GENERAL. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; PROVIDED, HOWEVER, that Administrative Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 14

Reorganization Cases shall be paid by Reorganized Kitty Hawk in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Claims shall be made by the Reorganized Debtor.


          (b) PAYMENT OF STATUTORY FEES. All fees payable pursuant to 28 U.S.C.ss.1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

          (c) BAR DATE FOR ADMINISTRATIVE CLAIMS.

              (i) GENERAL PROVISIONS. Except as provided below in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v), requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, any of their affiliates or any of their respective property.

              (ii) PROFESSIONALS. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized Kitty Hawk and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

              (iii) ORDINARY COURSE LIABILITIES. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtor as soon as practicable after the Effective Date.

              (iv) CONTRACTUAL EMPLOYEE CLAIMS. Holders of Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

              (v) TAX CLAIMS. All requests for payment of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 15
later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, Kitty Hawk, or their respective property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

      3.2 TREATMENT OF PRE-PETITION PRIORITY AND SECURED TAX CLAIMS. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtor, pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal quarterly installments commencing on the first day of the first full month following the Effective Date (or the Allowance Date, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest thereon at 8% per annum commencing on the earlier of the Effective Date or the 41st day after the Confirmation Date until the date of final payment. Interest, if any, accruing from the 41st day after the Confirmation Date until the Effective Date will be paid on the Effective Date or as soon thereafter as is practicable. The Reorganized Debtor may prepay any Pre-Petition Priority Tax Claim or Secured Tax Claim without penalty or premium, or may pay any Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim on such terms as the holder of the Allowed Claim and the Debtors may agree. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtor to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtor fails to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in this Plan, against the Reorganized Debtor in accordance with applicable state or federal laws.

                                    ARTICLE 4

                         CLASSIFICATION AND TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

      4.1 CLASS 1 - BANK CLAIMS.

          (a) CLASSIFICATION: Class 1 consists of all Allowed Secured Bank Claims. Allowed Secured Bank Claims shall be subclassified so that the holders of the Allowed Secured Bank Claims shall have a Claim against each Debtor whose property secures the Allowed Secured Bank Claims.

          (b) TREATMENT: Class 1 is impaired and the holders of Allowed Claims in Class 1 are entitled to vote on the Plan. The holders of the Allowed Secured Bank Claims may vote their

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 16

Claims in each Case of a Debtor whose property secures the Allowed Secured Bank Claims. The Allowed Secured Bank Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Claims. All payments of the Bank Claims made prior to the Effective Date shall be deemed to be paid indefeasibly. Any portion of the Bank Claims unpaid as of the Effective Date shall be paid in full in cash on the Effective Date. Notwithstanding anything else contained in the Plan or the Confirmation Order, or any amendments thereto, and notwithstanding the confirmation of the Plan, Wells Fargo, as Agent ("Agent") for the Bank Group and as the holder of the Bank Claims, and the members of the Bank Group, shall be entitled to all of the liens, protections, benefits, and priorities granted to it or confirmed by the (1) Second Amended and Restated Credit Agreement (as may have been amended, modified, supplemented, extended, renewed or restated from time to time) dated November 19, 1997; (2) Revolving Credit Note from Kitty Hawk, Inc. and it subsidiaries payable to the order of Wells Fargo Bank, N.A. in the original principal amount of $100 million; (3) Term Loan Note from Kitty Hawk and its subsidiaries to Wells Fargo, in the original principal sum of $45.9 million; and (4) any security agreement, deposit or other agreement evidencing a security interest, right of setoff or obligation owing to a member of the Bank Group and the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection and any subsequent financing orders (the "Financing Documents"). All such liens, protections, benefits, and priorities granted to Wells Fargo or the Bank Group in such Financing Documents shall continue until the Bank Claims are indefeasibly paid in full and satisfied, which Claims (i) are payable in their entirety, (ii) include unpaid principal and accrued but unpaid interest and fees as specified in the contract to the date of indefeasible payment of the Bank Claims, and (iii) are secured by reason of the first, valid, prior, and perfected liens and security interest granted under or in connection with, the Financing Documents. Within five business days before the Effective Date, the Bank Group shall provide the Debtors with a statement of all amounts constituting Bank Claims as of the Effective Date (the "Pay-off Amount"). If the Debtors dispute the Pay-off Amount, both the Debtors and the Bank Group agree that the Bankruptcy Court may determine the Pay-off Amount on an expedited basis. Upon payment of the Pay-off Amount, the Bank Group shall release all of its liens or assign such liens as directed by the Debtors. Notwithstanding the foregoing, all rights of the Bank Group pursuant to Section
13.2 of the Second Amended Credit Agreement shall survive the indefeasible payment in full of the Bank Claims as unsecured obligations of Kitty Hawk. The Bank Claims are finally allowed and are not subject to subordination or reconsideration.

      With respect to any claims related to the Financing Documents, or the Agent's or Bank Group's actions related to the Debtors or the Financing Documents, the Agent or Bank Group, and each of their representatives, shall have no liability to the Debtors or any third party (including creditors of any Debtors) and shall not be deemed to have been in control of the operations of the Debtors or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtors.


      4.2 CLASS 2 - NOTEHOLDERS' SECURED CLAIMS

          (a) CLASSIFICATION: Class 2 consists of all Allowed Secured Claims of the Noteholders. The Allowed Class 2 Claims shall be subclassified so that the holders of the Allowed

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 17

Class 2 Claims shall have a Claim against each Debtor whose property serves as the Noteholders' Wide Body Collateral or the Noteholders' 727 Collateral.

          (b) TREATMENT: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote on the Plan. The Noteholders may vote their Allowed Class 2 Claims in the case of each Debtor whose property serves as the Noteholders' Wide Body Collateral or the Noteholders 727 Collateral. The Reorganized Debtor shall satisfy the Allowed Class 2 Claims by (i) paying to the Indenture Trustee, for the benefit of the Noteholders, $55 million cash in exchange for a release of the lien of the Indenture Trustee in the Noteholders' 727 Collateral; (ii) releasing and/or delivering to the Indenture Trustee the proceeds of any of the Noteholders' 727 Collateral, Noteholders' Wide Body Collateral, or any of the Engines liquidated prior to the Effective Date, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and this Plan without further order of the Court; (iii) paying the Noteholders' Fees no later than the six month anniversary of the Effective Date; and (iv) liquidating all Wide Body Collateral and Engines not liquidated as of the Effective Date ("Remaining Collateral"), provided that the Reorganized Debtor shall not sell any Remaining Collateral without the consent of the Indenture Trustee and provided further that the Reorganized Debtor shall cooperate with the Indenture Trustee and its Agents in the liquidation of the Remaining Collateral. Notwithstanding (iv) above, at the direction of the Indenture Trustee the Reorganized Debtor shall transfer all or any of the Remaining Collateral to an entity designated by the Indenture Trustee and, upon such transfer, the Indenture Trustee shall direct the liquidation of the collateral, provided that the Reorganized Debtor shall continue to cooperate with the Indenture Trustee and its Agents until the collateral has been sold or leased. All proceeds of Remaining Collateral shall be paid to the Indenture Trustee which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court. The Bankruptcy Court shall retain jurisdiction to enter Orders approving the sale of Remaining Collateral free and clear of any liens, claims, and encumbrances that arose before the Confirmation Date. Subject to the provisions of the Plan, either the Reorganized Debtor or the Indenture Trustee may file and prosecute a motion seeking approval of the sale of Remaining Collateral. The Indenture Trustee may take any actions necessary to implement any of the foregoing and, to the extent necessary, the Indenture shall be deemed amended accordingly.

      4.3 CLASS 3 - SECURED CLAIMS OTHER THAN BANK CLAIMS AND CLAIMS OF THE
                    NOTEHOLDERS.

          (a) CLASSIFICATION: Class 3 consists of all Allowed Secured Claims other than the Bank Claims and the Claims of the Noteholders. Each secured creditor shall be treated as a separate sub-class of Class 3.

          (b) TREATMENT: Class 3 is impaired, and the holders of Allowed Claims in Class 3 are entitled to vote on the Plan. Holders of Allowed Class 3 Claims may vote their Claims in the Case of each Debtor whose property secures their Claims. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, OR (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 18
of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, OR (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, OR (ii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, OR (iii) at Kitty Hawk's election and direction, Reorganized Kitty Hawk may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Reorganized Debtor and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, OR (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, OR (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

      4.4 CLASS 4 - PRIORITY CLAIMS.

          (a) CLASSIFICATION: Class 4 consists of all non-tax Priority Claims.

          (b) TREATMENT: Class 4 is impaired and the holders of Allowed Claims in Class 4 are entitled to vote on the Plan. The treatment set forth below shall be the same for each holder of an Allowed Priority Claim against each of the Debtors and each holder of an Allowed Priority Claim may vote in the case of the Debtor liable on such Claim. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtor on or before the later of (a) the first practicable date after the Effective Date, (b) the Allowance Date, and
(c) such other date as is mutually agreed upon by the Reorganized Debtor and the holder of such Claim.

      4.5 CLASS 5 - CONVENIENCE CLAIMS

          (a) CLASSIFICATION: Class 5 consists of Allowed Convenience Claims. Allowed Convenience Claims shall be subclassified based on the Debtor liable on such Claim.

          (b) TREATMENT: Class 5 is impaired and the holders of Allowed Claims in Class 5 are entitled to vote on the Plan. The holder of Allowed Class 5 Claims against more than one Debtor may vote their Allowed Class 5 Claims in the case of each Debtor that is liable on such Claims. However, if more than one Debtor is liable on the same Class 5 Claim, the holder of such claim shall be paid no more than $500 on account of such Claim and such payment shall be in full satisfaction of all Debtors' liability on such Claim. Each holder of an Allowed Unsecured Claim(s) that is $500 or less, or that is more than $500, but the holder of which elects on the Ballot to have its Allowed Unsecured Claim(s) reduced to $500 and treated as a single Allowed Class 5 Convenience Claim, shall receive, on the Effective Date or as soon thereafter as practicable, payment from the Debtors in cash in an amount equal to the lesser of $500 or the allowed amount of such

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 19

Claim(s). Creditors electing to reduce their Claims to $500 waive the remainder of their Claims and shall not be entitled to any other distribution in this Plan or from the Debtors.

      4.6 CLASS 6 - UNSECURED NOTEHOLDER CLAIMS

          (a) CLASSIFICATION: Class 6 consists of all Allowed Unsecured Claims of Noteholders. Allowed Class 6 Claims shall be subclassified based on the Debtor(s) liable on such Claim.

          (b) TREATMENT: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote on the Plan. The holders of Allowed Class 6 Claims shall be entitled to vote their Claims in the Case of each Debtor that is liable on such Claim. Nevertheless, holders of Allowed Unsecured Claims in Class 6 (including each subclass of Class 6) shall receive a Pro Rata distribution of the Class 6 Stock Distribution based on the proportion that their Allowed Class 6 Claim (counted once only) bears to all Allowed Class 6 Claims (with each Allowed Class 6 Claim counted only once) and such distribution shall be in full satisfaction of all Debtors' liability on such Claim.


      4.7 CLASS 7 - OTHER UNSECURED CLAIMS

          4.7.1 CLASS 7A

          (a) CLASSIFICATION: Class 7A consists of all Allowed Other Unsecured Claims against Kitty Hawk, Inc.

          (b) TREATMENT: Class 7A is impaired and the holders of Allowed Claims in Class 7A are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7A shall receive a Pro Rata distribution of the Class 7A Stock Distribution and the Class 7A Contingent Cash Distribution. Holders of Class 7A Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share.To the extent that a Class 7A Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7A Claimant's shares of New Common Stock, the number of the Class 7A Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7A Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.2 CLASS 7B

          (a) CLASSIFICATION: Class 7B consists of all Allowed Other Unsecured Claims against Cargo.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 20

          (b) TREATMENT: Class 7B is impaired and the holders of Allowed Claims in Class 7B are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7B shall receive a Pro Rata distribution of the Class 7B Stock Distribution and the Class 7B Contingent Cash Distribution. Holders of Class 7B Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7B Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7B Claimant's shares of New Common Stock, the number of the Class 7B Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7B Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.3 CLASS 7C

          (a) CLASSIFICATION: Class 7C consists of all Allowed Other Unsecured Claims against Aircargo.

          (b) TREATMENT: Class 7C is impaired and the holders of Allowed Claims in Class 7C are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7C shall receive a Pro Rata distribution of the Class 7C Stock Distribution and the Class 7C Contingent Cash Distribution. Holders of Class 7C Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7C Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7C Claimant's shares of New Common Stock, the number of the Class 7C Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7C Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.4 CLASS 7D

          (a) CLASSIFICATION: Class 7D consists of all Allowed Other Unsecured Claims against International.

          (b) TREATMENT: Class 7D is impaired and the holders of Allowed Claims in Class 7D are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7D shall receive a Pro Rata distribution of the Class 7D Stock Distribution and the Class 7D Contingent Cash Distribution. Holders of Class 7D Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7D Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7D Claimant's shares of New Common Stock, the number of the Class 7D Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 21
total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7D Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.5 CLASS 7E

          (a) CLASSIFICATION: Class 7E consists of all Allowed Other Unsecured Claims against Charters.

          (b) TREATMENT: Class 7E is impaired and the holders of Allowed Claims in Class 7E are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7E shall receive a Pro Rata distribution of the Class 7E Stock Distribution and the Class 7E Contingent Cash Distribution. Holders of Class 7E Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7E Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7E Claimant's shares of New Common Stock, the number of the Class 7E Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7E Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.6 CLASS 7F

          (a) CLASSIFICATION: Class 7F consists of all Allowed Other Unsecured Claims against Longhorn Solutions.

          (b) TREATMENT: Class 7F is impaired and the holders of Allowed Claims in Class 7F are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7F shall receive a Pro Rata distribution of the Class 7F Stock Distribution and the Class 7F Contingent Cash Distribution. Holders of Class 7F Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7F Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7F Claimant's shares of New Common Stock, the number of the Class 7F Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7F Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.7 CLASS 7G

          (a) CLASSIFICATION: Class 7G consists of all Allowed Other Unsecured Claims against Aircraft Leasing.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 22

          (b) TREATMENT: Class 7G is impaired and the holders of Allowed Claims in Class 7G are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7G shall receive a Pro Rata distribution of the Class 7G Stock Distribution and the Class 7G Contingent Cash Distribution. Holders of Class 7G Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7G Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7G Claimant's shares of New Common Stock, the number of the Class 7G Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7G Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.8 CLASS 7H

          (a) CLASSIFICATION: Class 7H consists of all Allowed Other Unsecured Claims against American International Travel.

          (b) TREATMENT: Class 7H is impaired and the holders of Allowed Claims in Class 7H are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7H shall receive a Pro Rata distribution of the Class 7H Stock Distribution and the Class 7H Contingent Cash Distribution. Holders of Class 7H Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7H Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7H Claimant's shares of New Common Stock, the number of the Class 7H Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7H Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.9 CLASS 7I

          (a) CLASSIFICATION: Class 7I consists of all Allowed Other Unsecured Claims against Flight One Logistics.

          (b) TREATMENT: Class 7I is impaired and the holders of Allowed Claims in Class 7I are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7I shall receive a Pro Rata distribution of the Class 7I Stock Distribution and the Class 7I Contingent Cash Distribution. Holders of Class 7I Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7I Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7I Claimant's shares of New Common Stock, the number of the Class 7I Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the

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DATED NOVEMBER 22, 2000                                                  Page 23
total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7I Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

          4.7.10 CLASS 7J

          (a) CLASSIFICATION: Class 7J consists of all Allowed Other Unsecured Claims against OK Turbines.

          (b) TREATMENT: Class 7J is impaired and the holders of Allowed Claims in Class 7J are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7J shall receive a Pro Rata distribution of the Class 7J Stock Distribution and the Class 7J Contingent Cash Distribution. Holders of Class 7J Claims may elect by so indicating on their Ballot to have their New Common Stock redeemed by Reorganized Kitty Hawk from the Private Placement Proceeds at a price of $1.50 per share. To the extent that a Class 7J Claimant elects to have its New Common Stock redeemed and the Private Placement Proceeds are insufficient to redeem all of such Class 7J Claimant's shares of New Common Stock, the number of the Class 7J Claimant's shares that will be redeemed shall equal the product of (a) the Private Placement Proceeds divided by 1.5 (i.e. the total number of shares that can be redeemed) TIMES (b) the number of shares that the Class 7J Claimant wishes to redeem divided by the total number of shares of New Common Stock that all Claimants in Class 7A through 7J elect to redeem.

      4.8 CLASS 8 - OLD COMMON STOCK

          (a) CLASSIFICATION: Class 8 consists of all Interests in Old Common Stock.

          (b) TREATMENT: Holders of Interests in Class 8 will receive no distribution under the Plan. and are deemed to have rejected the Plan. The Old Common Stock will be canceled on the Effective Date.

      4.9      CLASS 9 - SECURITIES CLAIMS

          (a) CLASSIFICATION: Class 9 consists of all Allowed Securities Claims.

          (b) TREATMENT: Holders of Class 9 Claims shall be treated with the same priority as the Old Common Stock pursuant to Section 510(b) of the Code and will receive no distribution under the Plan.


                                    ARTICLE 5

                       ACCEPTANCE OR REJECTION OF THE PLAN

      5.1 VOTING CLASSES. The holders of Claims in Classes 1, 2, 3,4, 5, 6 and 7 are impaired and shall be entitled to vote to accept or reject the Plan.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 24

      5.2 PRESUMED REJECTION OF PLAN. The holders of Interests and Claims in Classes 8 and 9 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

                                    ARTICLE 6

                MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

      6.1 DISTRIBUTION PROCEDURES. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Reorganized Debtor on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

      6.2 DISTRIBUTION OF NEW COMMON STOCK. The Reorganized Debtor shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of New Common Stock on account of Allowed Claims shall be on the Effective Date or as soon thereafter as practicable. The Reorganized Debtor may employ or contract with other entities to assist in or perform the distribution of New Common Stock. On each Quarterly Surplus Distribution Date, the Reorganized Debtor shall distribute to holders of Allowed Class 6 and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 6 Stock Reserve Surplus Account and the Class 7 Stock Reserve Surplus Account, PROVIDED HOWEVER, that if, in the Reorganized Debtor's judgment, the aggregate value of the shares remaining in the Class 6 Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account is less than can be economically distributed, the Reorganized Debtor may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date. All distributions on account of Class 6 Claims shall be made by the Reorganized Debtor to the Indenture Trustee. The Reorganized Debtor shall pay all reasonable fees and expenses of the Indenture Trustee and/or the Depository Trust Corporation or Cede & Co. in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court.

      To the extent that a Class 6 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 6 Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

      To the extent that a Class 6 or Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the New Common Stock reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor's shares from the Class 6 Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 25

      6.3 DISTRIBUTIONS BY INDENTURE TRUSTEE.

          Subject to any liens it may assert under the Indenture for the recovery of expenses, and subject to Section 6.4 below, the Indenture Trustee shall distribute to the record Noteholders, as appearing on the books and records of the Indenture Trustee on the Distribution Date, all cash and New Common Stock received by the Indenture Trustee under the Plan. In the event a record Noteholder is a depository or custodian for legal or beneficial owners of the Notes (such party being a "Custodian") and is unwilling to receive distributions on behalf of such owners of the Notes then the Indenture Trustee shall obtain from such Custodian a list of the parties for whom, as of the Distribution Date, it serves as custodian and/ depository and (i) the Indenture Trustee shall directly distribute to such owners of Notes their Pro Rata share of Cash received by the Indenture Trustee on Account of Class 2 Claims (subject to the lien of the Indenture Trustee) and (ii) the Indenture Trustee shall furnish to the Debtors such information as the Indenture Trustee has or may reasonably obtain that will permit the Debtors to issue New Common Stock to the owners of the Notes as appearing in the records of the Custodian, certificates for which the Debtors will forward directly to the owners. As of the close of business on the Distribution Date, the transfer ledgers with respect to the Senior Notes shall be closed and the Debtors, the Reorganized Debtor, and the Indenture Trustee shall have no obligation to recognize any transfer of the Senior Notes occurring thereafter.

      6.4 SURRENDER AND CANCELLATION OF OLD SECURITIES.

          As a condition to receiving the New Securities distributable under the Plan, the record holders of Senior Notes shall surrender their Senior Notes, if held in certificate form, to the Indenture Trustee. When a holder surrenders its Senior Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note which has not surrendered or have been deemed to surrender its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any New Common Stock issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to the Reorganized Debtor and shall be deposited in the Stock Reserve Surplus Account.

          As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

      6.5 DISPUTED CLAIMS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 26

      6.6 MANNER OF PAYMENT UNDER THE PLAN. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtor, or by wire transfer from a domestic bank, at Reorganized Debtor's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtor in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All distributions of Cash on account of Class 2 Claims shall be made to the Indenture Trustee. Upon receipt of such Cash, the Indenture Trustee shall distribute the cash as provided in Section 6.3.

      6.7 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
          DISTRIBUTIONS.

          (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Except as provided below in
Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Reorganized Debtor have not received a written notice of a change of address; and (b) in the case of the holder of the Senior Notes, as provided in Sections 6.3 and 6.4 above.

          (b) UNDELIVERABLE DISTRIBUTIONS.

              (i) HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY. If the distribution to the holder of any Claim other than the holder of Senior Notes is returned to the Reorganized Debtor as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtor is notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii), undeliverable distributions shall remain in the possession of the Reorganized Debtor pursuant to this Section until such times as a distribution becomes deliverable.

              Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable New Common Stock) shall be held in trust in a segregated bank account in the name of the Reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Common Stock shall be held in trust for the benefit of the potential claimants of such securities by the Reorganized Debtor in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

              (ii) DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT BECOMES DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY. Any holder of an Allowed Claim other than a holder of a Senior Note who does not assert a claim for an undeliverable distribution held by the Reorganized Debtor within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases, any New Common Stock shall be deposited in the Stock Reserve Surplus Account.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 27

      6.8 DE MINIMIS DISTRIBUTIONS. No Cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtor.

      6.9 FAILURE TO NEGOTIATE CHECKS. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such checks shall be held in reserve by the Reorganized Debtor. Requests for reissuance of any such check may be made directly to the Reorganized Debtor by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtor and their property.

      6.10 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

      6.11 SETOFFS. Unless otherwise provided in a Final Order or in this Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such holder or its predecessor.

      6.12 FRACTIONAL INTERESTS. The calculation of the percentage distribution of New Common Stock to be made to holders of certain Allowed Claims as provided elsewhere in this Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such New Common Stock. The number of shares of New Common Stock to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

      For purposes of applying this Section, the holders of Allowed Claims under or evidenced by Senior Notes shall, in the case of Senior Notes held in street name, mean the beneficial holders thereof as of the Distribution Date.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 28

                                    ARTICLE 7

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

      7.1 REJECTION OF ALL EXECUTORY CONTRACTS AND LEASES NOT ASSUMED. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre- petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as an executory contract or lease that Debtors intend to assume. Assumption by any of the Debtors shall constitute assumption by the Reorganized Debtor as the successor to each of the Debtors. The filing of the Plan Supplement shall constitute a motion by Debtors to assume, effective on the Effective Date, the executory contracts and leases identified therein. With respect to leases and executory contracts not previously assumed, the Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code for each unexpired lease and executory contract to be assumed. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption of such executory contracts and unexpired leases and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code.

      7.2 CURE PAYMENTS. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan in the amount either set forth in the Plan Supplement, motion to assume, or Final Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, either: (1) by payment by the Reorganized Debtor of the default amount in Cash on the Effective Date, or
(2) on such other terms as agreed to by the Reorganized Debtor and the non-debtor parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of the Reorganized Debtor to provide adequate assurance of future performance under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Reorganized Debtor following the entry of a Final Order resolving the dispute and approving assumption.

      7.3 BAR DATE FOR FILING OF REJECTION CLAIMS. Any Claim for damages arising from the rejection under this Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtors, the Estates, any of their affiliates and their properties and barred from receiving any distribution under this Plan.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 29

                                    ARTICLE 8

                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                   OF THE PLAN

      8.1 EXIT FINANCING. On the Effective Date, the Reorganized Debtor shall enter into a loan agreement providing available funds in a sufficient amount, when combined with the Debtors' available resources, to fund the Reorganized Debtor's obligations under the Plan and to meet its ongoing business needs (the "Exit Financing"). Simultaneously with the closing of the Exit Financing transaction, the Reorganized Debtor will satisfy the Allowed Secured Claims of the Bank Group from Cash on hand and a portion of the proceeds of the Exit Financing, and the Bank Group shall, at the option of the Reorganized Debtor, either release its liens on the property of the Reorganized Debtor or assign the liens as directed by the Reorganized Debtor. The exit lender shall be granted a lien on assets of the Reorganized Debtor.

      8.2 PRIVATE PLACEMENT. The Debtors shall use commercially reasonable efforts to sell up to five (5) million shares of New Common Stock through the Private Placement. The sale(s) will close on the Effective Date or as soon thereafter as possible.

      8.3 MERGER OF CORPORATE ENTITIES. Prior to the Effective Date, Aircargo will form a wholly-owned subsidiary in Delaware, named Kitty Hawk Aircargo, Inc. On the Effective Date, American International Travel, Aircraft Leasing, Cargo, Charters, Flight One Logistics, International, Longhorn Solutions and OK Turbines will merge with and into Kitty Hawk, with Kitty Hawk being the surviving corporation in each of the mergers. In addition, Kitty Hawk Aircargo, Inc. (the Texas corporation) will merge with and into Kitty Hawk Aircargo, Inc. (the Delaware corporation), with Kitty Hawk Aircargo, Inc. (the Delaware corporation) being the surviving corporation in the merger. Immediately after the foregoing mergers, Kitty Hawk will merge with and into Kitty Hawk Aircargo, Inc. (the Delaware corporation), with Kitty Hawk Aircargo, Inc. (the Delaware corporation) being the surviving corporation in the merger. As a result of the mergers, Kitty Hawk Aircargo, Inc. (the Delaware corporation) will succeed to all of the assets, liabilities and rights of the Debtors.

      8.4 BOARD OF DIRECTORS OF THE REORGANIZED DEBTOR. On the Effective Date, the existing directors of Kitty Hawk, Inc. shall be deemed removed from office pursuant to the operation of the Confirmation Order. On the Effective Date, the Reorganized Debtor will amend its bylaws to provide that the board of directors of the Reorganized Debtor shall be comprised of seven (7) members, five (5) of which shall be selected by the Noteholders and two (2) of which shall be selected by the Debtor. All such selections shall be by written designation filed as a Plan Document by the selecting Person. Any director not so selected on a timely basis shall be designated by the Debtor on the Confirmation Date, subject to approval of the Court. Such amended bylaws shall provide that all such directors shall serve for a one-year term and shall not be subject to removal other than for cause during the first year following the Effective Date. Such amended bylaws shall provide that thereafter directors shall be elected at annual meetings of the shareholders of the Reorganized Debtor in accordance with the bylaws of the Reorganized Debtor and applicable law.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 30

      8.5 CANCELLATION OF OLD SECURITIES. On the Effective Date, all Old Securities shall be terminated and canceled, and the indenture or statements of resolution governing such Old Securities shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the Noteholders' Wide Body Collateral has been liquidated and all distributions to Noteholders as provided in this Plan have been made. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indenture as between Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the right of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

      8.6 AUTHORIZATION AND ISSUANCE OF NEW COMMON STOCK. The Confirmation Order shall provide for the authorization of 65 million shares of stock in the Reorganized Debtor, of which 55 million shall be the New Common Stock (the issued and outstanding shares of the Reorganized Debtor). The remaining 10 million authorized shares shall be reserved and shall not be distributed without action by the Board of Directors selected in the manner described in Section 8.4 of this Plan.

      8.7 REGISTRATION EXEMPTION FOR DEBTOR'S NEW COMMON STOCK DISTRIBUTED TO CREDITORS. The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

      8.8 CHARTER AND BY-LAWS. The certificate of incorporation of the Reorganized Debtor shall read substantially as set forth in the Amended Certificate of Incorporation. The by-laws of the Reorganized Debtor shall read substantially as set forth in the Amended By-Laws.

      8.9 CORPORATE ACTION. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by the Reorganized Debtor of the Amended Certificate of Incorporation, (ii) the Amended By-Laws, (iii) the mergers contemplated by Section 8.3 hereof, and (iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non- voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section 8.3 hereof, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the Reorganized Debtor shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement in the name of and on behalf of the Reorganized Kitty Hawk.

      8.10 RELEASE OF FRAUDULENT CONVEYANCE CLAIMS. On the Effective Date, in consideration of the compromise with the holders of the Senior Notes incorporated into this Plan and more fully

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 31
described in Section IV, 4, b (2) of the Disclosure Statement, which settlement results in a greater distribution to holders of Allowed Unsecured Claims that are not Noteholder Claims, Reorganized Kitty Hawk, on its own behalf and as representative of the Debtors' Estates, releases the Indenture Trustee and the Noteholders, their predecessors and successors in interest, from all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, based in whole or in part on an allegation that any of the Debtors' obligations on the Senior Notes, including any guaranty liabilities, are avoidable or unenforceable.

      8.11 OTHER RELEASES BY DEBTORS. (a) On the Effective Date, the Reorganized Debtor, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Officers and Directors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan; PROVIDED, HOWEVER, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior and shall not apply to any claims or causes of action against Conrad Kalitta, the Kalitta Companies or any entity owned or controlled by either; PROVIDED FURTHER, HOWEVER, nothing in the Plan or the Confirmation Order shall constitute a release of any obligations, whether based on contract, statute or other applicable law, of present or former officers and directors of the Debtors in respect of the Debtors' confidential or proprietary information or of their agreements, obligations or undertakings not to engage in activities that are competitive with the Debtors' businesses.

      8.12 RELEASE OF CLAIMS ARISING UNDER SECTIONS 544 THROUGH 551 OF THE BANKRUPTCY CODE. On the Effective Date, the Reorganized Debtor releases all claims against creditors arising under sections 544 through 551 of the Bankruptcy Code.

      8.13 PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized Kitty Hawk shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtor shall retain and may enforce the rights of each of the Debtors to object to Claims on any basis; provided however, holders of Claims in Classes 5, 6 and 7 will not be subject to objections to claims solely based upon grounds contained in 11 U.S.C. ss. 502(d). The Reorganized Debtor may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtor.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 32

      8.14 OBJECTIONS TO CLAIMS. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and (b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, the Reorganized Debtor shall have the exclusive right to object to Claims.

      8.15 RETIREE BENEFITS. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

      8.16 EXEMPTION FROM STAMP AND SIMILAR TAXES. The issuance and transfer of Debtors' New Common Stock as provided in this Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C.ss. 1146(c).

      8.17 CREDITORS' COMMITTEE. The Creditors' Committee shall continue after the Effective Date for the limited purpose of monitoring the Reorganized Debtor's prosecution and resolution of claim objections. The Creditors' Committee will be dissolved on the first anniversary of the Effective Date and all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate. Fees for counsel to the Creditors' Committee during the period after the Effective Date shall be capped at $75,000. The Creditors' Committee's professionals will be limited to attorneys after the Effective Date.

                                    ARTICLE 9

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

      9.1 CONDITIONS TO EFFECTIVENESS. Except as expressly waived by the Debtors, the following conditions must occur and be satisfied on or before the Effective Date:

          (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

          (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and

          (c) the Debtors have secured exit financing in a sufficient amount, when combined with the Debtors' available resources, to fund the Reorganized Debtor's obligations under the Plan and to meet its ongoing business needs.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 33

      9.2 WAIVER OF CONDITIONS. The Debtors and any co-Plan proponent may waive the condition set forth in 9.1(b) and (c) at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan; provided however, that the Debtors may not waive the condition set forth in 9.1(c) without the consent of the Bank Group.

      9.3 NO REQUIREMENT OF FINAL ORDER. So long as no stay is in effect, the Debtors' Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors or Reorganized Debtor may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

                                   ARTICLE 10

                          EFFECTS OF PLAN CONFIRMATION

      10.1 BINDING EFFECT. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors.

      10.2 MORATORIUM, INJUNCTION AND LIMITATION OF RECOURSE FOR PAYMENT. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Reorganized Debtors, the Creditors' Committee, the Indenture Trustee, and the Unofficial Noteholders' Committee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; PROVIDED, HOWEVER, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

      10.3 EXCULPATION AND LIMITATION OF LIABILITY. None of the Indenture Trustee and any professional Persons retained by it; the Creditors' Committee and any professional Persons retained by it; the Unofficial Noteholders' Committee, its members and any professional Persons retained by it; the Debtors and the professional Persons employed by the Debtors; any of their affiliates nor any of their officers, directors, partners, associates, employees, members of agents (collectively, the "Exculpated Persons"), shall have or incur any liability to any person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 34

Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or condition, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respect such person will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      10.4 REVESTING. On the Effective Date, the Reorganized Debtor will be vested with all the property of the respective estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtor may conduct its business free of any restrictions imposed by the Bankruptcy Code or the Court.

      10.5 OTHER DOCUMENTS AND ACTIONS. The Debtors, the Debtors-In-Possession, and Reorganized Kitty Hawk may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

      10.6 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Senior Notes, Old Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

      10.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                   ARTICLE 11

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

      The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 35

                                   ARTICLE 12

                            RETENTION OF JURISDICTION

      Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

      12.1 Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Indenture Trustee Expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

      12.2 Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

      12.3 Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

      12.4 Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

      12.5 Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date or that may be brought by the Debtors after the Effective Date, including Claims arising under Chapter 5 of the Bankruptcy Code;

      12.6 Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

      12.7 Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

      12.8 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 36

      12.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

      12.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      12.11 To hear and determine such other matters as may be provided for in the Confirmation Order confirming this Plan or as may be permitted under the Bankruptcy Code and to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code, including using Bankruptcy Rule of Procedure 7070; and

      12.12 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement;

      12.13 To enter orders approving the sale of the Noteholders' Wide Body Collateral and the Engines and confirming that the purchaser receives title free and clear of all liens, claims and other encumbrances that existed prior to the entry of the Confirmation Order and the occurrence of the Effective Date including adjudicating the value of the Wide Body Collateral and Engines, provided that no adjudication of such values shall alter the treatment under this Plan of the Claims of Noteholders.

      12.14 Enter an order concluding the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

      13.1 FRACTIONAL DOLLARS. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

      13.2 MODIFICATION OF PLAN. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Reorganized Debtor may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 37
or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

      13.3 WITHDRAWAL OF PLAN. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under this Section 13.3 or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

      13.4 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

      13.5 TIME. In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

      13.6 PAYMENT DATES. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

      13.7 HEADINGS. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

      13.8 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

      13.9 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions of the Effective Date, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 38
may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      13.10 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED NOVEMBER 22, 2000                                                  Page 39

Dated: November 22, 2000.

KITTY HAWK, INC.                                                   OK TURBINES, INC.
Debtor and Debtor-In-Possession                                    Debtor and Debtor-In-Possession


/S/ TILMON J. REEVES                                               /S/ TILMON J. REEVES
--------------------------------------------------------           --------------------------------------------------------
By:      Tilmon J. Reeves                                          By:      Tilmon J. Reeves
Its:     Chief Executive Officer                                   Its:     Chief Executive Officer



KITTY HAWK AIRCARGO, INC.                                          LONGHORN SOLUTIONS, INC.
Debtor and Debtor-In-Possession                                    Debtor and Debtor-In-Possession


/S/ TILMON J. REEVES                                               /S/ TILMON J. REEVES
-----------------------------------------------------------        ---------------------------------------------------------
By:      Tilmon J. Reeves                                          By:      Tilmon J. Reeves
Its:     Chief Executive Officer                                   Its:     Chief Executive Officer



KITTY HAWK CHARTERS, INC.                                          AIRCRAFT LEASING, INC.
Debtor and Debtor-In-Possession                                    Debtor and Debtor-In-Possession


/S/ TILMON J. REEVES                                               /S/ TILMON J. REEVES
-----------------------------------------------------------        ---------------------------------------------------------
By:      Tilmon J. Reeves                                          By:      Tilmon J. Reeves
Its:     Chief Executive Officer                                   Its:     Chief Executive Officer



KITTY HAWK INTERNATIONAL, INC.                                     AMERICAN INTERNATIONAL TRAVEL, INC.
Debtor and Debtor-In-Possession                                    Debtor and Debtor-In-Possession


/S/ TILMON J. REEVES                                               /S/ TILMON J. REEVES
-----------------------------------------------------------        ---------------------------------------------------------
By:      Tilmon J. Reeves                                          By:      Tilmon J. Reeves
Its:     Chief Executive Officer                                   Its:     Chief Executive Officer



KITTY HAWK CARGO, INC.                                             FLIGHT ONE LOGISTICS, INC.
Debtor and Debtor-In-Possession                                    Debtor and Debtor-In-Possession


/S/ TILMON J. REEVES                                               /S/ TILMON J. REEVES
------------------------------------------------------------       ----------------------------------------------------------
By:      Tilmon J. Reeves                                          By:      Tilmon J. Reeves
Its:     Chief Executive Officer                                   Its:     Chief Executive Officer

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION DATED NOVEMBER 22, 2000

Robert D. Albergotti         John D. Penn                    Sarah B. Foster
State Bar No. 00969800       State Bar No. 15752300          State Bar No. 07297500
Haynes and Boone, LLP        Haynes and Boone, LLP           Haynes and Boone, LLP
901 Main Street, Suite 3100  201 Main Street, Suite 2200     600 Congress Ave., Suite 1600
Dallas, Texas 75202          Fort Worth, Texas 76102         Austin, Texas 78701
Tel. No. (214) 651-5000      Direct Tel. No. (817) 347-6610  Tel. No. (512) 867-8400
Fax No. (214) 651-5940       Direct Fax No. (817) 348-2300   Fax No. (512) 867-8470

/S/ JOHN D. PENN
--------------------------------------------
Robert D. Albergotti (No. 00969800)
John D. Penn (No. 15752300)
Sarah B. Foster (No. 07297500)

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION


DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION DATED NOVEMBER 22, 2000

               EXHIBIT A TO DEBTORS' JOINT PLAN OF REORGANIZATION

"Engines" includes all engines described in the Indenture and the supplements thereto and the following engines:

A.       Pratt & Whitney JT9D-7 Engines

         662223, 662384, 662450, 662514, 685610, 685872, 689459, 689470, 701654,
         701651, 701701

B.       Rolls Royce RB211-524 Engines

         14501, 14510, 14520, 14541, 14544, 14572, 14575

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION DATED NOVEMBER 22, 2000